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                                                                EXHIBIT (d)(2)



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                        THE ZWEIG TOTAL RETURN FUND, INC.



                 NOTICE OF GUARANTEED DELIVERY FOR COMMON SHARES
                 SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION AND THE
                           OVER-SUBSCRIPTION PRIVILEGE



      As set forth in the Fund's Prospectus under "The Offer-Payment for Shares," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for Common Shares of The Zweig Total Return Fund, Inc. subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on May 8, 1998, the Expiration Date.*



                           The Subscription Agent is:
                       STATE STREET BANK AND TRUST COMPANY
                       Attention: Corporate Reorganization



                                                                             By Express Mail or
By Mail:                               By Hand                               Overnight Courier:
--------                               -------                               ------------------
State Street Bank & Trust  Company     Securities Transfer and               State Street Bank & Trust Company
Corporate Reorganization Dept.         Reporting Services, Inc.              Corporate Reorganization Dept.
P.O. Box  9049                         c/o State Street Bank & Trust Co.     70 Campanelli Drive
Boston, MA  02205-9838                 55 Broadway, 3rd Floor                Braintree, MA  02184
                                       New York, NY  10006



                                  By Facsimile:



                                 (781) 794-6333
                        Fax Confirmation by Telephone to:
                                 (781) 794-6388



 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA
     A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A
                                 VALID DELIVERY



The bank, trust company or New York Stock Exchange member firm that completes this form must communicate the guarantee and the number of Common Shares subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on May 8, 1998, the Expiration Date*. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (i) a properly completed and executed Subscription Rights Certificate and (ii) delivery of payment in full (based on 95% of the average of the last reported sales price of a share of the fund's common stock on The New York Stock Exchange on May 8, 1998 (the "Pricing Date") and the 4 preceding business days) for all Common Shares for which a subscription is being made. Failure to deliver this Notice or to make the delivery guaranteed herein will result in a forfeiture of the Rights.



                                    GUARANTEE



      The undersigned; a bank or trust company having an office or correspondent in the United States, or a New York Exchange member firm, hereby guarantees delivery to the Subscription Agent by 5:00 p.m., New York City time, on the third business day after the Expiration Date of a properly completed and executed Subscription Rights Certificate and payment of the full Subscription Price for the Common Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege as subscription for such Common Shares is indicated herein and on the Subscription Rights Certificate.



*Unless extended by the Fund



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                                                       Broker Assigned Control #



                        THE ZWEIG TOTAL RETURN FUND, INC.



1.  Primary Subscription               Number of Rights Exercised         Number of Common Shares subscribed for in
                                                                          Primary Subscription, for which you are
                                                                          guaranteeing delivery of the Subscription
                                                                          Rights Certificate and full payment:

                                                  Rights                                         Common Shares
                                       divided by 7 (ignore fractions) =

2.  Over-Subscription Privilege                                            Number of Common Shares subscribed for
                                                                           pursuant to the Over-Subscription Privilege,
                                                                           for which you are guaranteeing delivery
                                                                           of the Subscription Rights Certificate and
                                                                           full payment:

                                                                                                 Common Shares


3.  Totals                             Total Number of Rights Exercised    Total Number of Common Shares subscribed for,
                                                                           for which you are guaranteeing delivery of
                                                                           the Subscription Rights Certificate and full
                                                                           payment:

                                                  Rights                                         Common Shares



Method of Delivery (circle one)



      A.  Through the Depository Trust Company ("DTC")



      B. Direct to State Street Bank and Trust Company, as the Subscription
Agent.



      Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC. In addition, please note that if you are guaranteeing for Common Shares subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Over-Subscription Form.




_________________________________               ________________________________
Name of Firm                                    Authorized Signature



_________________________________               ________________________________
DTC Participant Number                          Title



_________________________________               ________________________________
Address                                         Name (Please Type or Print)



_________________________________               ________________________________
Zip  Code                                       Phone Number



_________________________________               ________________________________
Contact Name                                    Date



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